UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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CASTLE BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Castle Biosciences, Inc.
820 S. Friendswood Drive, Suite 201
Friendswood, Texas 77546

SUPPLEMENT TO NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2020

This supplement (“Supplement”) provides updated information with respect to the location and time of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Castle Biosciences, Inc. (the “Company”) to be held on June 4, 2020.

On April 23, 2020, the Company commenced mailing to its stockholders of record as of April 9, 2020 a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement, dated April 23, 2020, regarding the Annual Meeting (the “Proxy Statement”), and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The date of the Annual Meeting has not changed. All references in the Proxy Statement and related proxy materials, including the proxy card, to the previously scheduled location and time of the meeting are superseded and replaced by the information contained in this Supplement.

Please note that any proxy card that you requested or that we elected to deliver will not be updated to reflect the change in location and time and may continue to be used to vote your shares in connection with the Annual Meeting. The Company urges stockholders to vote their shares prior to the 2020 Annual Meeting by using one of the methods described in the Proxy Statement.

THIS SUPPLEMENT, INCLUDING THE PRESS RELEASE DATED MAY 22, 2020 INCLUDED BELOW, SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY REVISED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT REVISE OR UPDATE ANY OF THE OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

CASTLE BIOSCIENCES ANNOUNCES CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 4, 2020

FRIENDSWOOD, Texas – May 22, 2020 – Castle Biosciences, Inc. (Nasdaq: CSTL), a skin cancer diagnostics company providing personalized genomic information to improve cancer treatment decisions, today announced a change of the location of its 2020 Annual Meeting of Stockholders to The San Luis Hotel, 5222 Seawall Blvd., Galveston, TX, 77550. The meeting remains scheduled for June 4, 2020, but will now be held at 11 a.m. Central Time. The originally scheduled location in San Diego will be unavailable due to public health concerns related to the COVID-19 pandemic.

The Company urges stockholders to vote their shares prior to the 2020 Annual Meeting by using one of the methods described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 23, 2020. Stockholders of record at the close of business on April 9, 2020, are entitled to vote at the 2020 Annual Meeting or any adjournment thereof, as described in the Proxy Statement.

About Castle Biosciences

Castle Biosciences (Nasdaq: CSTL) is a commercial-stage dermatologic cancer company focused on providing physicians and their patients with personalized, clinically actionable genomic information to make more accurate treatment decisions. The Company currently offers tests for patients with cutaneous melanoma (DecisionDx®-Melanoma, DecisionDx®-CMSeq; www.SkinMelanoma.com) and uveal melanoma (DecisionDx®-UM, DecisionDx®-PRAME and DecisionDx®-UMSeq; www.MyUvealMelanoma.com), with products in development for other underserved cancers, the two most advanced of which are focused on patients with cutaneous squamous cell carcinoma, and patients who have a difficult-to-diagnose pigmented lesion. Castle Biosciences is based in Friendswood, Texas (Houston), and has laboratory operations in Phoenix, Arizona. For more information, visit www.CastleBiosciences.com.

DecisionDx-Melanoma, DecisionDx-CMSeq, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.

Media and Investor Contact:
Camilla Zuckero
832-835-5158
czuckero@castlebiosciences.com